     As filed with the Securities and Exchange Commission on July 25, 2000
                                                      Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                  AVIGEN, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                          13-3647113
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 -------------

                         1201 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
                    (Address of principal executive offices)

                                 -------------

                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                               JOHN MONAHAN, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  AVIGEN, INC.
                         1201 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 -------------

                                   Copies to:

                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000


                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                               Proposed Maximum      Proposed Maximum
 Title of Securities        Amount to be           Offering             Aggregate             Amount of
   to be Registered          Registered       Price per Share(1)     Offering Price(1)    Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
  Common Stock, par       5,000,000 shares        $42.414            $210,409,182           $55,548.02
        value
   $.001 per share
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for options granted pursuant to the Registrant's 2000 Equity Incentive Plan and (b) the average of the high and low prices of Registrant's Common Stock on July 20, 2000 as reported on the Nasdaq National Market.

The chart below details the calculations of the registration fee:

--------------------------------- -------------------------- ------------------ -----------------
                                                              OFFERING PRICE       AGGREGATE
           SECURITIES                 NUMBER OF SHARES           PER SHARE       OFFERING PRICE
--------------------------------- -------------------------- ------------------ -----------------
Shares issuable pursuant to the             393,000             $38.188(1)(a)     $   15,007,884
2000 Equity Incentive Plan for
which options have been granted
--------------------------------- -------------------------- ------------------ -----------------
Shares issuable pursuant to the           4,607,000             $42.414(1)(b)     $  195,401,298
2000 Equity Incentive Plan for
which options have not been
granted
--------------------------------- -------------------------- ------------------ -----------------
Proposed Maximum Offering Price                                                   $  210,409,182
--------------------------------- -------------------------- ------------------ -----------------
Registration Fee                                                                  $    55,548.02
--------------------------------- -------------------------- ------------------ -----------------



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

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Avigen, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (A) The Company's latest Annual Report on Form 10-K filed for the year ended June 30, 1999, including all material incorporated by reference therein.

        (B) The Company's last three Quarterly Reports on Form 10-Q, including all material incorporated by reference therein, filed for the quarters ended: April 30, 2000, January 31, 2000, and October 31, 1999.

        (C) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company's Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.
Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

        The Company has entered into indemnification agreements with each director which provides indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.


                                    EXHIBITS


EXHIBIT
NUMBER
--------
    5.1      Opinion of Cooley Godward LLP
   23.1      Consent of Ernst & Young LLP, Independent Auditors
   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration
             Statement
   24        Power of Attorney is contained on the signature pages
   99.1      2000 Equity Incentive Plan

                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 25 day of July, 2000.


                                       AVIGEN, INC.

                                       By: /s/ JOHN MONAHAN
                                          ------------------------------------
                                                  John Monahan, Ph.D.

                                       Title: President and Chief
                                              Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Monahan, Ph.D. and Thomas J. Paulson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                          TITLE                 DATE
/s/ JOHN MONAHAN                           President, Chief          July 25, 2000
-------------------------------------      Executive Officer and
           John Monahan, Ph.D.             Director

/s/ THOMAS J. PAULSON                      Chief Financial           July 25, 2000
-------------------------------------      Officer (Principal
            Thomas J. Paulson              Financial Officer)

/s/ ZOLA HOROVITZ                          Director                  July 25, 2000
-------------------------------------
           Zola Horovitz, Ph.D.

/s/ YUICHI IWAKI                           Director                  July 25, 2000
-------------------------------------
        Yuichi Iwaki, M.D., Ph.D.

/s/ JOHN K. A. PRENDERGAST                 Director                  July 25, 2000
-------------------------------------
      John K. A. Prendergast, Ph.D.

/s/ PHILIP J. WHITCOME                     Director                  July 25, 2000
-------------------------------------
        Philip J. Whitcome, Ph.D.

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                        DESCRIPTION
  -------                       -----------
     5.1     Opinion of Cooley Godward LLP
    23.1     Consent of Ernst & Young LLP, Independent Auditors
    23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
    24       Power of Attorney is contained on the signature pages
    99.1     2000 Equity Incentive Plan